Item 77Q 1  Exhibits  Form N-SAR  03/31/2014

Sub-item 102P1(a)

The Amended by-laws of the Registrant are incorporated by reference to Post-Effective Amendment No. 69 to the Registrant's Registration Statement on Form N-1A, which was filed with the Securities and Exchange Commission on January 28, 2014, Accession No. 0000898432-14-000082.


Sub-item 102P1(e)

The Amended and Restated Schedule A to the Investment
Advisory Agreement between Registrant and the First
Investors Management Company, Inc. is incorporated by reference to Post-Effective Amendment No. 69 to the Registrant's Registration Statement on Form N-1A, which was filed with the Securities and Exchange Commission on January 28, 2014, Accession No. 0000898432-14-000082.

The Amended and Restated Attachment A to the Expense
Limitation Agreement between the Registrant and the Transfer
Agent is incorporated by reference to Post-Effective
Amendment No. 69 to the Registrant?s Registration Statement on Form N-1A, which was filed with the Securities and Exchange Commission on January 28, 2014, Accession No.
0000898432-14-000082.